UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 18, 2004


                        N-VIRO INTERNATIONAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


     DELAWARE                         0-21802               34-1741211
     (STATE  OR  OTHER  JURISDICTION     (COMMISSION     (IRS  EMPLOYER
     OF  INCORPORATION)     FILE  NUMBER)     IDENTIFICATION  NO.)


     3450  W.  CENTRAL  AVENUE,  SUITE  328
     TOLEDO,  OHIO                                           43606
     (ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)          (ZIP  CODE)


         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (419) 535-6374




ITEM  5.     OTHER  EVENTS

N-Viro International Corporation announced today in a press release that its Board of Directors have approved a change in the unit price of an equity investment agreement, which is attached as Exhibit 99.1.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION

Dated:          June  18,  2004          By:       /s/  James  K.  McHugh
                ---------------                  ------------------------
                                                 James  K.  McHugh
                                                Chief  Financial  Officer




                                                       Exhibit  99.1
                                                       -------------

                       NEWS RELEASE FOR IMMEDIATE RELEASE
                          For More Information Contact:
     Terry J. Logan, Ph.D., N-Viro International Corp., tlogan@nviro.com (419)
                                    535-6374

      N-VIRO ANNOUNCES CHANGE IN UNIT PRICE OF EQUITY INVESTMENT AGREEMENT

Toledo, Ohio. June 18, 2004. N-Viro International Corp. (OTC BB/NVIC.OB) announced today a change in the security unit price to participate in an equity investment agreement (the "Agreement") dated January 30, 2004. The Board of Directors approved a new price of $1.25 per security unit, which entitles the purchaser to one share of restricted common stock and one 5-year common stock purchase warrant exercisable to purchase one share of N-Viro International common stock at $1.85 per warrant. The total amount of investment under the agreement was raised from $750,000 to $835,188. To date, the Company has received $435,188 under the Agreement, which originally had required an investment of $2.25 per security unit and a common stock purchase warrant priced at $2.85 per warrant.

"With the recent decline in market price of the stock, the Company felt lowering the price of the investment and associated warrants would facilitate completion of the Agreement to sell and issue the full amount of stock planned. The Company will also issue additional shares of stock to the participants who have already invested under the Agreement, to reflect this new price. The successful completion of this private placement is a critical part in improving the balance sheet, escalating business promotion and development as well as expanding research and development activities," said Phil Levin, Chairman of the Board of Directors.

N-Viro International Corporation develops and licenses its technology to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich combustion by-products to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office, on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com.

The Company cautions that words used in this document such as "expects," "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes.

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